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                                                                                                        EXHIBIT 11.1

                                          THE CHARLES SCHWAB CORPORATION

                                        Computation of Earnings Per Share
                                     (In thousands, except per share amounts)
                                                   (Unaudited)


                                                                Three Months Ended        Nine Months Ended
                                                                   September 30,             September 30,
                                                                 1997          1996        1997         1996
                                                                 ----          ----        ----         ----
Net Income                                                     $ 76,525     $ 57,068    $ 207,222    $ 174,106
===============================================================================================================

Shares*
    Primary:
    Weighted-average number of common shares outstanding        264,295       261,453     263,503      260,737
    Common stock equivalent shares related to option plans        8,706         7,929       8,461        8,128
---------------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                    273,001       269,382     271,964      268,865
===============================================================================================================

    Fully Diluted:
    Weighted-average number of common shares outstanding        264,295       261,453     263,503      260,737
    Common stock equivalent shares related to option plans        9,329         7,929       8,793        8,248
---------------------------------------------------------------------------------------------------------------
    Weighted-average number of common and
        common equivalent shares outstanding                    273,624       269,382     272,296      268,985
===============================================================================================================

Primary/Fully Diluted Earnings Per Share*                      $    .28     $     .21   $     .76    $     .65
===============================================================================================================


* Reflects the three-for-two common stock split declared July 16, 1997, distributed September 15, 1997.

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